UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 7, 2010

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Loan and Security Agreement

On June 7, 2010, Cepheid entered into a loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), which provides for (i) a total revolving credit line of up to $15,000,000 with a maturity date of June 7, 2012 and bearing interest at a rate equal to SVB’s most recently announced prime rate, subject to certain adjustments, but in no case less than 4.00%, and (ii) a total term line of $6,000,000, $2,000,000 of which was made on the effective date of the Loan Agreement, $2,000,000 of which must be requested by Cepheid no later than August 1, 2010 and $2,000,000 of which must be requested by Cepheid no later than November 1, 2010, with a maturity date for each term loan of 48 months following such term loan and bearing interest at a rate equal to the sum of SVB’s most recently announced prime rate and 1.5%, subject to certain adjustments, but in no case less than 5.5%. The borrowings under the Loan Agreement are collateralized by a first priority security interest in certain assets of Cepheid.

The foregoing is a summary of the Loan Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title
10.01	Loan and Security Agreement, dated as of June 7, 2010, by and between Cepheid and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: June 9, 2010	By:	/s/ Andrew D. Miller
	Name:	Andrew D. Miller
	Title:	Senior Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title
10.01	Loan and Security Agreement, dated as of June 7, 2010, by and between Cepheid and Silicon Valley Bank.